Exhibit 4.36

THIS SECOND SUPPLEMENTAL AGREEMENT made the 29th day of October Two thousand twelve

BETWEEN

(1)
MANOLIS SHIPPING LIMITED  being a company incorporated in accordance with the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, Republic of Marshall Islands (referred to below as "the  Borrower");

(2)
SAF-CONCORD SHIPPING LTD, being a company incorporated in accordance with  the laws of the Republic of Liberia whose registered office is situated at 80, Broad Street, Monrovia, Liberia (referred to below as the "Additional Corporate Guarantor A");

(3)
TIGER NAVIGATION CORP., being a company incorporated in accordance with the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, Republic of Marshall Islands (referred to below as the "Additional Corporate Guarantor B");

(4)
ALTERWALL BUSINESS INC. being a company incorporated in accordance with the laws of the Republic of Panama, whose registered office is at c/o Quijano y Asociates, Salbuda Building, top floor, East 53rd  Street, Urbanizacion Obarrio, P.O. BOX 7284, Panama 5, Panama (referred to below as the "Additional Corporate Guarantor C");

(5)
Eurobank Private Bank Luxembourg SA (formerly known as Eurobank EFG Private Bank Luxembourg SA), a banking societe anonyme duly incorporated under the laws of Luxembourg, having its registered office at 5, rue, Jean Monnet, L-2180 Luxembourg (referred to below as the "Bank");

(6)
Eurobank Ergasias S.A. (formerly known as EFG Eurobank Ergasias S.A.), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 83, Akti Miaouli, 185 38 Piraeus, Greece, in its capacity as agent for the Bank (referred to below as the "Agent"); and

(7)
Eurobank Ergasias S.A. (formerly known as EFG Eurobank Ergasias S.A.), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 83, Akti Miaouli, 185 38 Piraeus, Greece (referred to below as the "Party A to the Master Swap Agreement").

IS SUPPLEMENTAL to a loan agreement dated 7th June, 2007 (hereinafter called the "Original Loan Agreement") made between the Borrower, as borrower and EFG Eurobank Ergasias S.A. (now called "Eurobank Ergasias S.A."), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece acting through its office at 83, Akti Miaouli, 185 38 Piraeus, Greece as original lender, (in such capacity, referred to below as the "Original Bank"), as amended by a first supplemental agreement dated 5th August,

2009 made between the Borrower, Saf-Concord Shipping Ltd, of Liberia as additional corporate guarantor and the Original Bank (hereinafter called the "First Supplemental Agreement" and, together with the Original Loan Agreement and, wherever the context so requires, this Second Supplemental Agreement, the "Loan Agreement"), on the terms and conditions of which the Original Bank advanced to the Borrower a secured loan facility in the amount of Ten Million United States Dollars (US$10,000,000) (the "Original Loan") for the purposes therein specified.

WHEREAS

(A)
The Borrower hereby acknowledges receipt of the whole amount of the Original Loan and further acknowledges that, the total amount of principal of the Original Loan remaining currently outstanding under the Loan Agreement amounts to United States Dollars Six Million Six Hundred Forty Thousand (US$6,640,000) ("the Loan").

(B)
The Borrower has also entered with the Party A to the Master Swap Agreement into a master swap agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) and the schedule thereto dated 7th June 2007 including all Designated Transactions from time to time entered into and Confirmations of Designation Transactions from time to time exchanged under the said master swap agreement (the "Master Swap Agreement").

(C)
Pursuant to the Loan Agreement and as security for the prompt performance by the Borrower of all its obligations under the Loan Agreement and the other documents referred therein as "Security Documents", there were executed and are currently in full of force and effect inter alia: (a) a security deed dated 7th June, 2007 executed by the Borrower in favour of the Original Bank (the "Master Agreement Security Deed"), (b) a corporate guarantee and indemnity dated 7th June, 2007 executed by Euroseas Ltd. of the Marshall Islands (the "Corporate Guarantor") in favour of the Original Bank (the "Corporate Guarantee"), (c) a pledge agreement on the Operating Account No 0026.0029.20.1200284659 dated 7th June, 2007 entered into between the Original Bank and the Borrower and duly served through a Court Bailiff with the Original Bank), (d) a pledge agreement on the Operating Account No 0026.0029.21.1200236674 dated 7th June, 2007 entered into between the Original Bank and the Corporate Guarantor and duly served through a Court Bailiff with the Original Bank, (e) a pledge agreement on the Retention Account No 0026.0029.28.1200284747 dated 7th January, 2007 entered into between the Original Bank and the Borrower and duly served through a Court Bailiff with the Original Bank (documents referred under (c) to (e), the "Account Pledges"), (f) a first preferred ship mortgage on the m.v Manolis P (the "Vessel") made between the Borrower and the Original Bank dated the 7th June 2007, duly registered with the Maritime Office in Piraeus of the Republic of the Marshall Islands on June 7th, 2007 at 12:50 P.M., E.E.S.T. (the "Mortgage"), (g) a deed of assignment in respect of the Vessel dated 7th June 2007, made between the Borrower and the Original Bank together with the relevant notices of assignment and loss payable clause in respect of the Vessel's insurances earnings, charter rights and requisition compensation (the "General Assignment"), (h) a manager's undertaking dated 7 June 2007 in relation to the Vessel (the "Original Manager's Undertaking"), (i) a corporate guarantee and indemnity dated 5th August 2009 executed by the Saf-Concord Shipping Ltd as additional corporate guarantor in favour of the Original Bank  (the "Existing Additional Corporate Guarantee") and (j) a manager's undertaking dated 5 August 2009 in relation to the Vessel and Monica P ("Manager's Undertaking 2009").

(D)
Pursuant to an assignment agreement dated 29th July 2011 as same was amended by an amendment agreement dated 29th November 2011 (together, "Assignment Agreement"), made between the Original Bank and the Bank, (a) the Original Bank assigned to the Bank and the Bank accepted, as if originally named as an original bank/lender, all the rights and benefits liabilities and obligations of the Original Bank under or in respect of (inter alia) the Loan Agreement, the Master Agreement Security Deed, the Corporate Guarantee, the Account Pledges, the Mortgage, the General Assignment, the Original Manager's Undertaking, the Existing Additional Corporate Guarantee and the Manager's Undertaking 2009 (as all these terms are defined in Recital (C) above and any other agreement or instrument relating to the same (save from the Master Swap Agreement) ("Manolis Facility Assigned Assets") and (b) the Bank appointed the Original Bank to act as the Bank's agent and authorized the Agent to perform the duties and exercise the rights, powers and discretions that are specifically given to it under the  Loan Agreement and the Manolis Facility Assigned Assets, all on the terms and subject to the conditions contained therein and the Borrower hereby acknowledges that it has received notice of the assignment effected by virtue of the Assignment Agreement.

(E)	The parties have further agreed to terminate the Master Swap Agreement and the Master Agreement Security Deed and the parties thereto to be released from any rights and/or obligations thereunder.

(F)
In view of the decline observed in the value of the Vessel (as this term is defined in the Original Loan Agreement) and in order for the Bank to continue to make the Loan available to the Borrower, the Bank has requested, that the Borrower provides to the Bank in accordance with the provisions of Clause 13.5 of the Original Loan Agreement with additional security (acceptable to the Bank) for so long as the Security Value is less than the Minimum Value (as these terms are defined in the Original Loan Agreement), which the Borrower has agreed to do on the terms and subject to the conditions of this Second Supplemental Agreement.

(G)
As a condition precedent to the Bank's agreement to continue to make the Loan available to the Borrower, the Borrower has agreed, inter alia, to procure that additional security (acceptable to the Bank) be provided and more particularly to procure Additional Corporate Guarantor A to execute and deliver a confirmation to the Existing Additional Corporate Guarantee and each of the Additional Corporate Guarantor B and the Additional Corporate Guarantor C (as hereinafter defined), each being a company affiliated to the Borrower to execute and deliver the respective Additional Corporate Guarantee (as hereinafter defined) of the Borrower's obligations under the Loan Agreement each Additional Corporate Guarantee to be secured by the relevant Collateral Mortgage, the relevant Collateral Assignment, (where applicable) the relevant Collateral Pledge, and the New Manager's Undertaking (as these terms are hereinafter defined) and to accept certain amendments to be made to the Loan Agreement as described hereinafter.

(H)
The Bank has agreed to give its consent to the above on the terms and subject to the conditions of this Second Supplemental Agreement which shall be read as one with the Original Loan Agreement and the definitions contained in the Original Loan Agreement shall apply to the provisions of this Second Supplemental Agreement, save to the extent that such definitions are amended hereunder and in consequence thereof the parties hereto enter into this Second Supplemental Agreement.

NOW THEREFORE IT IS HEREBY AGREED

1.           DEFINITIONS

1.1	Words and expressions defined in the Loan Agreement (as hereby supplemented and amended) and not otherwise defined herein shall have the same meanings when used in this Second Supplemental Agreement.

1.2	In this Second Supplemental Agreement the words and expressions specified below shall have the meaning attributed to them below:

"Additional Corporate Guarantees" means:

(a)	the Existing Additional Corporate Guarantee (the "Additional Corporate Guarantee A");

(b)
the guarantee and indemnity given or, as the context may require, to be given by the Additional Corporate Guarantor B in form and substance satisfactory to the Bank, as security for the Indebtedness and any and all obligations of the Borrower under the Loan Agreement, such guarantee to be released by the Bank at the request of the Additional Corporate Guarantor B and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement) (the "Additional Corporate Guarantee B"); and

(c)
the guarantee and indemnity given or, as the context may require, to be given by the Additional Corporate Guarantor C in form and substance satisfactory to the Bank, as security for the Indebtedness and any and all obligations of the Borrower under the Loan Agreement, such guarantee to be released by the Bank at the request of the Additional Corporate Guarantor C  and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement) (the "Additional Corporate Guarantee C");

and "Additional Corporate Guarantee" means any of them;

"Additional Corporate Guarantors" means:

(a)
SAF-CONCORD SHIPPING LTD, being a company incorporated in accordance with the laws of the Republic of Liberia whose registered office is situated at 80, Broad Street, Monrovia, Liberia (the "Additional Corporate Guarantor A");

(b)
TIGER NAVIGATION CORP., being a company incorporated in accordance with the laws of the Republic of the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, Republic of Marshall Islands (the "Additional Corporate Guarantor B"); and

(c)	ALTERWALL BUSINESS INC. being a company incorporated in accordance with the laws of the Republic of Panama (the "Additional Corporate Guarantor C");

and "Additional Corporate Guarantor" means any of them;

"Additional Security Documents" means the Mortgage Amendment and Assignment, the Existing General Assignment Amendment, the Corporate Guarantee's Confirmation, the Existing Additional Corporate Guarantee's Confirmation, the Collateral Security Documents and the New Manager's Undertaking;

"Agent" means Eurobank Ergasias S.A. (formerly known as EFG Eurobank Ergasias S.A.), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 83, Akti Miaouli, 185 38 Piraeus, Greece and includes its successors in title.

"Bank" means Eurobank Private Bank Luxembourg SA (formerly known as Eurobank EFG Private Bank Luxembourg SA), a banking societe anonyme duly incorporated under the laws of Luxembourg, having its registered office at 5, rue, Jean Monnet, L-2180 Luxembourg;

"Collateral General Assignments" means the second priority deed of assignment of the Insurances Earnings and Requisition Compensation in respect of each of Collateral Vessel A and Collateral Vessel B and the first priority deed of assignment of the Insurances Earnings and Requisition Compensation in respect of Collateral Vessel C executed or, as the context may require, to be executed by the relevant Additional Corporate Guarantor in favour of the Bank, as security of the relevant Additional Corporate Guarantor's obligations under the relevant Additional Corporate Guarantee, each of such assignments to be released by the Bank at the request of the relevant Additional Corporate Guarantor and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement) and a "Collateral General Assignment" means any of them;

"Collateral Mortgages" means:

(a)
the second preferred ship mortgage on the Collateral Vessel A executed or, as the context may require, to be executed by the Additional Corporate Guarantor A in favour of the Bank, as security of the obligations of the Additional Corporate Guarantor A under the Additional Corporate Guarantee A, such mortgage to be released by the Bank at the request of the Additional Corporate Guarantor A and in its expense provided that the

Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement ("Collateral Mortgage A");

(b)
the second preferred ship mortgage on the Collateral Vessel B executed or, as the context may require, to be executed by the Additional Corporate Guarantor B in favour of the Bank, as security of the obligations of the Additional Corporate Guarantor B under the Additional Corporate Guarantee B, such mortgage to be released by the Bank at the request of the Additional Corporate Guarantor B and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement ("Collateral Mortgage B"); and

(c)
the first preferred ship mortgage on the Collateral Vessel C executed or, as the context may require, to be executed by the Additional Corporate Guarantor C in favour of the Bank, as security of the obligations of the Additional Corporate Guarantor C under the Additional Corporate Guarantee C, such mortgage to be released by the Bank at the request of the Additional Corporate Guarantor C and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement ("Collateral Mortgage C");

and a "Collateral Mortgage" means any of them;

"Collateral Pledge" means a first priority pledge over the operating account to be opened by the Additional Corporate Guarantor C with the Bank and/or the Agent in respect of the earnings of the Collateral Vessel C, executed or to be executed by the Additional Corporate Guarantor C in favour of the Bank and/or the Agent, as security of the obligations of the Additional Corporate Guarantor C under the Additional Corporate Guarantee C, such pledge to be released by the Bank at the request of the Additional Corporate Guarantor C and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement;

"Collateral Security Documents" means together the Additional Corporate Guarantees, the Collateral Mortgages, the Collateral Assignments and the Collateral Pledge;

"Collateral Vessels" means:

(a)
the m.v. MONICA P. built in 1998, being of 27011 gross tons and of 16011 net tons currently registered under the Liberian flag with Official Number 10909 in the ownership of the Additional Corporate Guarantor A ("Collateral Vessel A"), and

(b)
the m.v. "TIGER BRIDGE" built in 1990, being of 24495 gross tons and of 10403 net tons currently registered under the Marshall Islands flag in the ownership of the Additional Corporate Guarantor B ("Collateral Vessel B"); and

(c)
the m.v. NINOS, built in 1990, being of 15122 gross tons and of 6244 net tons currently registered under the Panama flag with IMO N 8909082 in the ownership of the Additional Corporate Guarantor C ("Collateral Vessel C");

and a "Collateral Vessel" means any of them;

"Corporate Guarantee" means the corporate guarantee and indemnity dated 7th June, 2007 executed by the Corporate Guarantor in favour of the Original Bank, which has been re-confirmed pursuant to a letter of undertaking-assignment dated 7 December 2011 executed by the Corporate Guarantor addressed to the Agent incorporating also a first priority assignment of all the rights which the Corporate Guarantor may have in the Insurances relating to the Vessel, as same will be re-confirmed by the Corporate Guarantee's Confirmation in favour of the Bank;

"Corporate Guarantee's Confirmation" means the deed of confirmation executed or to be executed by the Corporate Guarantor in relation to the Corporate Guarantee, in such form as the Bank may approve or require;

"Effective Date" means the date on which the Bank certifies to the Borrower that all of the conditions referred to in Clause 4 have been satisfied;

"Existing Additional Corporate Guarantee" means the corporate guarantee and indemnity dated 5th August 2009 executed by the Additional Corporate Guarantor A as additional corporate guarantor in favour of the Original Bank, as same will be amended and re-confirmed by the Existing Additional Corporate Guarantee's Confirmation;

"Existing Additional Corporate Guarantee's Confirmation" means the deed of confirmation executed or to be executed by the Additional Corporate Guarantor A in relation to the Existing Additional Corporate Guarantee, pursuant to which same will be amended as to the obligations same is securing and also as to its duration to remain in full force and effect for so long as the Security Value is less than the Minimum Value (as these terms are defined in the Original Loan Agreement) and to be released by the Bank at the request of Additional Corporate Guarantor A and in its expense provided that the Security Value is in excess of the Minimum Value (as these terms are defined in the Original Loan Agreement);

"Existing General Assignment" means the first priority deed of assignment in respect of the Vessel dated 7th June 2007, made between the Borrower and the Original Bank together with the relevant notices of assignment and loss payable clause in respect of the Vessel's insurances earnings, charter rights and requisition compensation, as same has been amended (or as the case may be) will be amended pursuant to the Existing General Assignment Amendment;

"Existing General Assignment Amendment" means a first deed of amendment of the existing general assignment dated the 7th June 2007 made or, as the case may be, to be made between the Bank, and the Borrower, pursuant to which all amendments agreed pursuant to this Second Supplemental Agreement will be reflected to the Existing General Assignment;

"General Assignments" means:

(a)	the Existing General Assignment; and

(b)	the Collateral General Assignments;

and a "General Assignment" means any of them;

"Guarantor" means the Corporate Guarantor and the Additional Corporate Guarantors;

"Loan Agreement" means the Loan Agreement dated 7th June, 2007, as same was amended by a first supplemental agreement dated 5th August, 2009, both   made between the Borrower, as borrower and the Original Bank and more particularly described in Recital (A) hereto, as same was thereafter assigned by the Original Bank to the Bank pursuant to the Assignment Agreement and further amended by the present Second Supplemental Agreement and as the same may from time to time be amended or supplemented;

"Manager's Undertaking" means the Original Manager's Undertaking, as same was re-confirmed, amended and supplemented by the Manager's Undertaking 2009, as same was supplemented by a manager's undertaking dated 7 December 2011 executed by the Manager and addressed to the Agent incorporating also a first priority assignment of all the rights which the Manager may have in the Insurances relating to the Vessel and as same will be re-confirmed, amended and supplemented by the New Manager's Undertaking(s);

"Manager's Undertaking 2009" means the manager's undertaking dated 5 August 2009 in relation to the m.v. Manolis and the m.v. Monica P. re-confirming, amending and supplementing the Original Manager's Undertaking;

"Manager's Undertaking 2011" means the manager's undertaking dated 7 December 2011 in relation to the m.v. Manolis re-confirming, amending and supplementing the Original Manager's Undertaking;

"Mortgages" means:

(a)
the first preferred Marshall Islands Ship Mortgage dated 7th June 2007 made between the Borrower and the Original Bank, duly registered with the Maritime Office in Piraeus of the Republic of the Marshall Islands on June 7th, 2007 at 12:50 P.M., E.E.S.T. which has been assigned (or as the case may be) will be assigned to the Bank pursuant to the Assignment Agreement and the Mortgage Amendment and Assignment (the "Vessel's Mortgage"); and

(b)	the Collateral Mortgages; and

and a "Mortgage" means any of them;

"Mortgage Amendment and Assignment" means a first deed of amendment and assignment of the first preferred ship mortgage dated 7th June 2007 on the Vessel made or, as the case may be, to be made between the Original Bank (as original mortgagee), the Bank, and the Borrower and recorded on the Vessel in favor of the Bank pursuant to which all amendments agreed pursuant to this Second Supplemental Agreement will be reflected to the Mortgage;

"New Manager's Undertaking(s)" means a manager's undertaking to be granted by the Manager in favour of the Bank and/or the Agent in form and substance satisfactory to the Bank and/or the Agent in relation to each of the Vessel, the Collateral Vessel A, the Collateral Vessel B and the Collateral Vessel C re-confirming, amending and supplementing the Original Manager's Undertaking, the Manager's Undertaking 2009 and the Manager's Undertaking 2011 and incorporating also a first priority assignment of all the rights which the Manager may have in the insurances relating to the Collateral Vessels;

"Operating Accounts" means:
(a)           the operating account  No 0026.0029.20.1200284659 opened with the Original Bank in the name of the Borrower;
(b)           the operating account  No 0026.0029.21.1200236674 opened with the Original Bank in the name of the Corporate Guarantor;
(c)           the operating account  to be opened with the Bank in the name of the Additional Corporate Guarantor C and to be pledged pursuant to the Collateral Pledge;

"Operating Account Pledges" means:
(a)           the pledge over the operating account  No 0026.0029.20.1200284659 dated 7 June 2007 executed  by the Borrower in favour of the Original Bank; and
(b)           the pledge over the operating account  No 0026.0029.21.1200236674 dated 7 June 2007 executed  by the Corporate Guarantor in favour of the Original Bank; and
(c)           the Collateral Pledge;

"Original Bank" means EFG EUROBANK ERGASIAS S.A. (now called EUROBANK ERGASIAS S.A.), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece;

"Original Manager's Undertaking" means the manager's undertaking dated 7 June 2007 in relation to the m.v. Manolis P.;

"Party A to the Master Swap Agreement" means Eurobank Ergasias SA (formerly known as EFG Eurobank Ergasias S.A.), a banking societe anonyme duly incorporated under the laws of Greece, having its registered office at 8, Othonos Street, Athens, Greece, acting for the purposes of this Agreement through its office at 83, Akti Miaouli, 185 38 Piraeus, Greece;

"Pledges" means:
(a)           the Operating Account Pledges; and

(b)           the Retention Account Pledge,

"Retention Account" means the retention account No 0026.0029.28.1200284747 dated 7th January, 2007 opened with the Original Bank in the name of the Borrower

"Retention Account Pledge" means the pledge over the Retention Account dated 7 June 2007 executed by the Borrower in favour of the Original Bank;

"Vessels" means:

(a)           the m.v. Manolis P. built in 1995, being of 14962 tons gross, 7579 tons net, currently registered under the flag of the Republic of the Marshall Islands with Official Number 2849  in the name of the Borrower (hereinafter called  the "Vessel"); and
(b)           the Collateral Vessels;

and "a Vessel" means either of them as the context may require.

"Released Documents" means the Master Swap Agreement and the Master Agreement Security Deed;

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Second Supplemental Agreement. References to Clauses are to clauses of this Second Supplemental Agreement save as may be otherwise expressly provided in this Second Supplemental Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1
Each of the Borrower and the Additional Corporate Guarantors hereby represents and warrants to the Bank and/or the Agent, as of the date of this Second Supplemental Agreement, each of the representations and warranties contained in Clause 4 of the Original Loan Agreement are true and correct, including to the extent that they may have been or shall  be amended by this Second Supplemental Agreement and shall be deemed repeated herein as if contained in extenso and as if made with reference to the facts and circumstances existing on the date hereof, as if references to the Security Documents included this Second Supplemental Agreement and the Additional Security Documents and excluded the Released Documents and as if references to the Security Parties included the Additional Corporate Guarantors.

2.2
Each of the Borrower and the Additional Corporate Guarantors hereby expressly agrees and acknowledges and represents and warrants to the Bank that the Loan Agreement as amended hereby shall remain in full force and effect and the security constituted by the Security Documents, including the Additional Security Documents, executed by the Borrower, the Corporate Guarantor and the Additional Corporate Guarantors and/or the Manager (as the case may be) shall continue to remain valid and enforceable and in full force and effect.

2.3	Each of the Borrower and the Additional Corporate Guarantors hereby further represents and warrants to the Bank that, as of the date of this Second Supplemental Agreement:

(a)           each of the  Borrower and the Additional Corporate Guarantors is a body corporate duly formed and validly existing in good standing under the laws of its respective jurisdiction;

(b)           each of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors and/or the Manager (as the case may be) has full power to enter into and perform their respective obligations under this Second Supplemental Agreement and all documents required to be executed thereunder to which they are a party, has complied with all statutory and other requirements relative to its business and does not have an established place of business in the United Kingdom or the United States of America;

(c)           all necessary governmental authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Second Supplemental Agreement and all documents required to be executed thereunder, have been obtained and will be maintained in full force and effect throughout the Facility Period;

(d)           each of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager (as the case may be) has taken all necessary action to authorise the execution, delivery and performance of its/his obligations under this Second Supplemental Agreement and all documents required to be executed hereunder to which they are a party and such documents do or will upon execution thereof constitute, valid and binding obligations of each of them enforceable in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, re-organisation, moratorium or other laws relating to the enforcement of creditors' rights;

(e)           the execution, delivery and performance of this Second Supplemental Agreement and all documents required to be executed hereunder do not and will not during the Security Period constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager on any of their property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of such property or assets, save in favour of the Bank;

(f)           at the date of this Second Supplemental Agreement, none of the Borrower or any of the Additional Corporate Guarantors is liable under or in respect of any Indebtedness other than in relation to the financing contemplated by and under the Loan Agreement, the Security Documents to which it is a party, and also such Indebtedness as shall have been notified to, and approved by, the Bank and/or the Agent on or prior to the date of this Second Supplemental Agreement;

(g)           each of the Borrower and the Additional Corporate Guarantors has fully disclosed in writing to the Bank and/or the Agent all facts which they know or which they could reasonably know and which are material for disclosure to the Bank and/or the Agent in the context of this Second Supplemental Agreement and all information furnished by them or on their behalf relating to its  business and affairs in connection with this Second Supplemental Agreement was and remains true correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3.	AGREEMENT OF THE BANK

The Bank, relying upon each of the representations and warranties set out in Clause 2, hereby agrees with the Borrower and the Additional Corporate Guarantors to continue making the Loan available to the Borrower, subject to and upon the terms and conditions of this Second Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to and to the amendments of certain terms of the terms of the Loan Agreement in accordance with the terms of Clause 5.

4.	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

4.1	Conditions precedent

The agreement of the Bank contained in Clause 3 shall be expressly subject to the condition that the Bank and/or the Agent shall have received the following documents and evidence in form and substance satisfactory to the Bank and/or the Agent and/or their legal advisors on the Effective Date:

(a)	In the case of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager:

(i)
a recent certificate of good standing in relation to the Borrower, the Corporate Guarantor, each Additional Corporate Guarantor, and/or the Manager issued by the relevant authorities of the country of its incorporation together with certified copies of the Articles of Incorporation (or equivalent documents) and all amendments thereto and any other documents required to be filed or registered or issued under the laws of the country of its respective incorporation to establish the incorporation and/or good standing (as the case may be) of each of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager under the laws of such country;

(ii)
certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of, and of the resolutions passed at a meeting of the Shareholders of the Borrower, the Corporate Guarantor, each Additional Corporate Guarantor, and/or the Manager evidencing approval to the variation of the Loan Agreement pursuant to Clause 5 and the execution of all documents contemplated hereby to which each of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager is a party and authorising appropriate officers or attorneys to execute the same and to sign any other documents, notices, letters or other communications required to be given by it pursuant hereto and thereto or other evidence of such approvals and authorisations as shall be acceptable to the Bank and/or the Agent;

(iii)
the original of a duly legalised power(s) of attorney issued by each of the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager, pursuant to the resolutions referred to in Clause 4.1 (a)(ii) under which any documents (including this Second Supplemental Agreement) are to be executed or transactions to be undertaken by the Security Parties under or pursuant to this Second Supplemental Agreement including for the avoidance of doubt the Additional Security Documents;

(iv)	a list (certified by the Secretary or a Director or other appropriate officer of the the Borrower, the Corporate

Guarantor, the Additional Corporate Guarantors, and/or the Manager to be true and complete) of the directors and officers (together with signature specimen) of each of them stating also the authorised and issued capital and the number, value and type of shares, the names of the shareholders and the number of shares held by each;

(v)
copies of all governmental and other consents, licenses, approvals and authorisations as may be necessary to authorise the performance by the Borrower, the Corporate Guarantor, the Additional Corporate Guarantors, and/or the Manager of their respective obligations under those of this Second Supplemental Agreement and the Additional Security Documents to which each of the above entities is a party and the execution, validity and enforceability of this Second Supplemental Agreement and the Additional Security Documents;

(b)
this Second Supplemental Agreement and the Additional Security Documents in favour of the Bank, duly executed by the relevant Security Party and in the case of the Collateral Mortgages registered with second priority in the case of Collateral Mortgage A and Collateral Mortgage B and with first priority in the case of Collateral Mortgage C at the competent port of registry together with all items and documents to be delivered pursuant thereto;

(c)	evidence that the Vessel continues to be:

(i)
duly and permanently registered under the Marshall Islands flag in the absolute and unencumbered ownership of the Borrower save for the Mortgage and save as contemplated by this Second Supplemental Agreement and continues to trade in full compliance with all applicable laws;

(ii)	managed by the Manager pursuant to the terms of the relevant management agreement, a copy of which will have been delivered to and approved by the Bank and/or the Agent; and

(iii)	insured in the name of the Borrower and/or of the Corporate Guarantor and/or the Manager as co-assured in accordance with the terms and conditions of the Mortgage;

(d)	updated class maintenance certificate issued by the classification society of the Vessel which will be at all terms satisfactory to the Bank and/or the Agent;

(e)	evidence that each Collateral Vessel is:

(i)
duly and permanently registered under the relevant flag in the absolute and unencumbered ownership of the relevant Additional Corporate Guarantor save for the first priority mortgage in favour of the Bank in the case of Collateral Vessel A and Collateral Vessel B and save as contemplated by this Second Supplemental Agreement and continues to trade in full compliance with all applicable laws;

(ii)	managed by the Manager pursuant to the terms of the relevant management agreement, copy of which will have been delivered to and approved by the Bank and/or the Agent; and

(iii)
insured in the name of the relevant Additional Corporate Guarantee and of the Corporate Guarantor and the Manager as co-assured in accordance with the terms and conditions of the relevant Collateral Mortgage and that appropriate letters of undertaking will be issued in the manner specified by the relevant Collateral Mortgage;

(f)
photocopies, certified as true, accurate and complete, by a director of each Additional Corporate Guarantor in relation to each Collateral Vessel of Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates (including SMC, ISSC and DOC) in relation to each Collateral Vessel;

(g)	photocopies of any charterparty or other contract of employment in relation to each Collateral Vessel which will be in force at the Effective Date;

(h)	copy of the Confirmation of Class for Hull and Machinery confirming that each Collateral Vessel is classed with the highest class of Lloyd's or equivalent

(i)
evidence that each Additional Corporate Guarantor and the Manager are in current compliance with the requirements of the International Management Code for the Safe Operation of Ships and for Pollution Prevention (as adopted by the International Maritime Organisation as Resolution A.741 (18) (the "ISM Code");

(i)
evidence that each Additional Corporate Guarantor and the Manager are in current compliance with the provisions of the International Ship and Port Facilities Security (ISPS) Code and the other respective amendments of SOLAS and will maintain at all times throughout the Facility Period a valid International Ship Security Certificate (ISSC) in respect of its vessel and all other valid certificates evidencing compliance with this Clause;

4.2	Conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Bank on, or as soon as practicable after the Effective Date:

(a)
Certificate issued by the competent ships register or other evidence satisfactory to the Bank confirming that each Collateral Vessel is owned by the relevant Additional Corporate Guarantor and that the respective Collateral Mortgage is duly registered with second priority in the case of Collateral Vessel A and Collateral Vessel B and with first priority in the case of Collateral Vessel C and otherwise free of registered encumbrances;

(b)	confirmation from the relevant insurance brokers that the interest of the Bank as Mortgagee and Assignee of the Vessel has been duly endorsed and letters of

Undertaking issued by hull and machinery brokers and War Risks Association or brokers and Protection and Indemnity Association or Club in form acceptable to the Bank and accompanied by copies of all current policies of insurance, cover notes and certificates of entry in respect of each Collateral Vessel in the name of the relevant Additional Corporate Guarantor and of the Corporate Guarantor and the Manager as co-assured;

(c)	evidence that the person(s) referred to in Clause 25 of the Loan Agreement has accepted his/their appointment as Process Agent (antiklitos);

(d)
such favourable legal opinions from lawyers acceptable to the Bank and/or the Agent and its legal advisors on such matters concerning the laws of the Republic of the Marshall Islands, the Republic of Liberia and such other relevant jurisdiction as the Bank and/or the Agent shall require;

(e)
evidence that the Bank and/or the Agent has received the amount required for settlement of the fees and costs relating to the execution of this Second Supplemental Agreement and all other documents contemplated hereby including those relating to all necessary filings, registrations and legalisations thereof.

4.3
Without prejudice to the provisions of Clause 4.1, each of the Borrower and each of the Additional Corporate Guarantors hereby jointly and severally undertakes with the Bank and/or the Agent to make or procure to be made such amendments and/or additions to any of the documents delivered to the Bank and/or the Agent in accordance with Clause 4.1 and to execute and/or deliver to the Bank and/or the Agent or procure to be executed and/or delivered to the Bank and/or the Agent such further documents as the Bank and/or the Agent and its legal advisors may reasonably require to satisfy themselves that all the terms and requirements of this Second Supplemental Agreement have been complied with.

4.4
Without prejudice to the provisions of Clause 4.1, 4.2 and 4.3, in the event of any of the conditions referred to in this Clause 4 not being satisfied (whether with the express or implied agreement of the Bank and/or the Agent or otherwise), the Borrower will comply or procure compliance with all such conditions by no later than fourteen (14) days from the Effective Date or within such longer period as the Bank and/or the Agent shall agree to.

5	VARIATIONS TO THE LOAN AGREEMENT

5.1
In consideration of the agreement of the Bank contained in Clause 3 hereof each of the Borrower, the Additional Corporate Guarantors jointly and severally agree with the Bank that (subject to the satisfaction of the conditions contained in Clause 4) the provisions of the Loan Agreement will be and are hereby agreed to be varied and/or amended and/or supplemented as follows:

(a)
the definitions set out in Clause 1.2 of this Second Supplemental Agreement shall be included mutatis mutandis, in Clause 1. of the Original Loan Agreement replacing the relevant definitions of Clause 1. of the Original Loan Agreement and Clause 1. of the First Supplemental Agreement where the context permits and for the avoidance of any doubt:

(i)
the definitions "Bank" "Corporate Guarantee, "Guarantor", "Manager's Undertaking", "Operating Accounts", "Operating Account Pledges" shall be deleted from Clause 1 of the Original Loan Agreement and be replaced by the relevant definitions set out in Clause 1.2 of this Second Supplemental Agreement;

(ii)
the definitions of "Additional Corporate Guarantee", "Additional Corporate Guarantor", "Additional Security Documents", "Collateral Assignment", "Collateral Mortgage", "Collateral Security Documents", "Collateral Vessel", "General Assignments", "Loan Agreement", "New Manager's Undertaking",  "Mortgages" and "Vessels" shall be deleted from Clause 1 of the First Supplemental Agreement and be replaced by the relevant definitions set out in Clause 1.2 of this Second Supplemental Agreement;

(b)	by adding in the definition of "Banking Day", the word "Luxembourg";

(c)
by deleting the definition of "Confirmation", "Credit Support Document", "Credit Support Provider", "Designated Transactions" "Master Agreement Security Deed", "Master Swap Agreement", "Swap Exposure". "Transaction" and Clause 9, Clause 13.3.9, Clause 14.4.3, Clause 16.2.2 and Schedule V in their entirety and all references thereto in the Loan Agreement and in the Security Documents and construing the Master Swap Agreement as having been terminated/released;

(d)
by deleting the words "any Swap Exposure" from the definition of "Indebtedness" and the words "and the Swap Exposure" from the definition of "Minimum Value" and from Clause 4.3. (f) (iv), Clause 13.5.2 (i) and from Schedule II C. 4.;

(e)	by replacing the words "of the aggregate amount of the Loan and the Swap Exposure" by the words "of the amount of the Loan" in sub-clauses 4.3 (f) (i) and 4.3.(f) (v);

(f)
by deleting the following words "to enter into Designated Transactions under the Master Swap Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents to which the Borrower is a party and the Master Swap Agreement" from Clause 4.1. (b) of the Loan Agreement;

(g)	by deleting sub-clauses 12.1. (a) and (b) from the Loan Agreement;

(h)	by deleting:

(i)           the words "and the Master Swap Agreement (in respect of Designated Transaction)" from Clause 15.1 First (i),

(ii)           the words "and the Master Swap Agreement (in respect of Designated Transaction) (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Swap Agreement (in respect of Designated Transaction)" from Clause 15.1 First (ii);

(iii)           the words "and the Swap Exposure (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder)" from Clause 15.1 First (iii); and

(iv)           the words "or the Master Swap Agreement (in respect of Designated Transaction)" from Clause 15.1 Secondly;

(i)
by adding in the definitions of "Operating Account" "Pledges" and "Retention Account", in Clause 16. or, wherever the context requires, after the words "with the Bank" or "the Bank", the words "or the Agent";

(j)
construing all references in the Original Loan Agreement to "the Guarantor", or "such Guarantor" as references to the Corporate Guarantor and the Additional Corporate Guarantors and by construing all references in the Loan Agreement  to the "Security Parties",  "each Security Party", "a Security Party" so as to include the Additional Corporate Guarantors;

(k)
by reading and construing hereafter the definition of "Security Documents" in Clause 1. of the Loan Agreement so as to include each of the Additional Security Documents and exclude the Released Documents and by construing all references to each of the Security Documents as being references to each such document as it is from time to time supplemented and/or amended;

(l)	by interpreting all references in the Security Documents to the Security Documents as if they included the Additional Security Documents and excluded the Released Documents;

(m)	by construing all security documents as securing the Indebtedness as herein defined;

(n)
by interpreting all references in the Security Documents to the Loan Agreement (however described) as references to the Loan Agreement as amended and supplemented by this Second Supplemental Agreement;

(o)
by replacing the words "or the Additional Corporate Guarantor" by the words "or the relevant Additional Corporate Guarantor" and by replacing in clauses 4.1 (g) and 25 (a) the words "Additional Corporate Guarantee" by the words "an Additional Corporate Guarantee;

(p)	by construing all references in the Original Loan Agreement to "the Vessel" or "Vessel" as if they included the Collateral Vessels as well;

(q)
by replacing references to "Additional Corporate Guarantee", "Additional Corporate Guarantor", "Additional Security Documents", "Collateral Assignment", "Collateral Mortgage", "Collateral Security Documents", "Collateral Vessel", "Corporate Guarantee", "General Assignments", "Loan Agreement", "Mortgages", "Manager's Undertaking",  "New Manager's Undertaking",  "Operating Accounts", "Operating Account Pledges", and "Vessels" by references to "Additional Corporate Guarantees", "Additional Corporate Guarantor", "Additional Security Documents", "Collateral General Assignments", "Collateral Mortgages", "Collateral Security

Documents", "Collateral Vessels", "Corporate Guarantee" "General Assignments", "Loan Agreement", "Manager's Undertaking", "Mortgages", "New Manager's Undertaking", "Operating Accounts", "Operating Account Pledges",  and "Vessels" as herein defined and the definitions set out in Clause 1. of this Supplemental Agreement shall be included mutatis mutandis, in Clause 1. of the Loan Agreement replacing the relevant definitions where the context permits;

(r)	by replacing sub-clauses (j) to (m) in Clause 12.1 by the followings new sub-clauses reading as follows:

"(j)           the Additional Corporate Guarantees executed by the relevant Additional Corporate Guarantor in favour of the Bank;
(k)           the Collateral Mortgages executed by the relevant Additional Corporate Guarantor in favour of the Bank;
(l)           the Collateral Assignments executed by the relevant Additional Corporate Guarantor in favour of the Bank;
(m)           the New Manager's Undertaking(s)."

(s)
by replacing in Clause 16 of the Original Loan Agreement (a) references to "the Borrower", by references to "the Borrower and the Additional Corporate Guarantors" and (b) references to the Operating Account by references to the Operating Accounts as herein defined;

(t)
by construing all references in the Loan Agreement to "EFG Eurobank Ergasias S.A." or to the Bank as references to the Bank, or, where the context requires, as the case may be to the Bank and/or the Agent or to the Agent as both terms are herein defined;

(u)
by replacing the words and numbers "8, Othonos Street, Athens, Greece" and "83, Akti Miaouli, 185 38 Piraeus, Greece" by the following words and numbers "5, rue, Jean Monnet, L-2180 Luxembourg" (exception being made in connection with clause 24.1 of the Loan Agreement and all notices to the Bank and/or communications with the Bank of whatsoever nature which will be effected through the Agent);

(v)
by replacing (i) in the definition of Manager the words "40, Agiou Konstantinou Str., Aethrion Maroussi, Greece" and (ii) clause 24.1. the words "40, Agiou Konstantinou Str. 151 24 Maroussi, Greece" by the words "4, Messogiou & Evropis Street, 151 24 Maroussi, Greece";

(w)	by replacing in Clause 24.2 the words and numbers "three (3)" by the words and numbers "five (5)".

6.	CONTINUANCE OF LOAN AGREEMENT AND SECURITY DOCUMENTS

Save for the alterations to the Loan Agreement made pursuant to the Assignment Agreement and made or to be made pursuant to this Second Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Second Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by each of the Borrower and the other parties to the Security Documents shall continue to remain valid and enforceable and in full force and effect.

7.	FEES AND EXPENSES

The Borrower shall pay to the Bank upon demand and from time to time all costs, charges and expenses (including legal fees) incurred by the Bank and/or the Agent in connection with the preparation, negotiation, execution and enforcement or attempted enforcement of this Second Supplemental Agreement and the Additional Security Documents or in release of any of them.

8.	NOTICES

The provisions of Clause 24 of the Loan Agreement (save as hereby amended) shall apply to this Second Supplemental Agreement.

9.	APPLICABLE LAW AND JURISDICTION

This Second Supplemental Agreement shall be governed by and construed in accordance with English law and the provisions of Clause 25 of the Loan Agreement shall apply mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Agreement to be duly executed the day and year first above written.

SIGNED by	)
duly authorised	)
attorney for and on behalf of	)
MANOLIS SHIPPING LIMITED	)
in its capacity as borrower	)

SIGNED by	)
duly authorised	)
attorney for and on behalf of	)
SAF-CONCORD SHIPPING LTD	)
in its capacity as additional corporate guarantor	)

SIGNED by	)
duly authorised	)
attorney for and on behalf of	)
TIGER NAVIGATION CORP.	)
in its capacity as additional corporate guarantor	)

SIGNED by	)
duly authorised	)
attorney for and on behalf of	)
ALTERWALL BUSINESS INC.	)
in its capacity as additional corporate guarantor	)

SIGNED by	)
the duly authorised	)
attorneys for and on behalf of	)
Eurobank Private Bank Luxembourg SA	)
(formerly known as Eurobank EFG Private Bank Luxembourg SA))
in its capacity as bank/lender

)
SIGNED by	)
and	)
the duly authorised	)
attorneys for and on behalf of	)
Eurobank Ergasias S.A.	)
(formerly known as EFG Eurobank Ergasias S.A.))
in its capacity as agent for the bank/lender	)

SIGNED by	)
and	)
the duly authorised	)
attorneys for and on behalf of	)
Eurobank Ergasias S.A.	)
(formerly known as EFG Eurobank Ergasias S.A.))
in its capacity as Party A to the Master Swap Agreement	))